As filed with the Securities and Exchange Commission on March 29, 2012

Registration No. 333-____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMTOUCH SOFTWARE LTD.

(Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

4A Hazaron Street Poleg Industrial Park, P.O. Box 8511 Netanya, 42504, Israel (Address of principal executive offices)	N/A (Zip Code)

Amended and Restated Commtouch Software Ltd. 1999 Nonemployee Directors Stock Option Plan,

Amended and Restated Israeli Share Option Plan and

2006 U.S. Stock Option Plan

(Full title of the plans)

Ron Ela

Commtouch Inc.

292 Gibraltar Drive, Suite 107

Sunnyvale, California 94089

(Name and Agent for Service)

(650) 864-2000

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Gary Davis VP, General Counsel & Secretary Commtouch Inc. 292 Gibraltar Drive, Suite 107 Sunnyvale, California 94089 Tel: (650) 864-2000 Fax: (650) 864-2006	Aaron M. Lampert Naschitz, Brandes & Co. 5 Tuval Street Tel Aviv 67897 Israel Tel: 972-3-623-5000 Fax: 972-3-623-5005	Howard E. Berkenblit Z.A.G/S&W LLP One Post Office Square Boston, MA 02109 Tel: (617) 338-2800 Fax: (617) 338-2880

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☐   Accelerated filer ☐   Non-accelerated filer ☒ (do not check if smaller reporting company)   Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Ordinary Shares Issuable Under the Amended and Restated Commtouch Software Ltd. 1999 Nonemployee Directors Stock Option Plan, Amended and Restated Israeli Share Option Plan and 2006 U.S. Stock Option Plan, NIS 0.15 Nominal Value	1,500,000	$2.975	$4,462,500	$511.40

(1)	Pursuant to Rule 416(a) and (b) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional ordinary shares which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of the outstanding ordinary shares. Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 333-94995 (filed January 20, 2000), Registration No. 333-65532 (filed July 20, 2001), Registration No. 333-141177 (filed March 9, 2007), Registration No. 333-151929 (filed June 25, 2008), Registration No. 333-162104 (filed September 24, 2009) and Registration No. 333-174748 (filed June 7, 2011) are incorporated by reference. The shares registered hereby may be issued under any of the three plans indicated, in any combination, not to exceed 1,500,000 shares in the aggregate under all three plans.
(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low prices as reported for an ordinary share on the Nasdaq Capital Market on March 28, 2012 pursuant to Rule 457(h)(1) and 457(c).

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act, the prospectuses that are a part of this Registration Statement will be used in connection with the offer and sale of Ordinary Shares of the Registrant previously registered under the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-94995, 333-65532, 333-141177, 333-151929, 333-162104 and 333-174748).

EXPLANATORY NOTE

We are filing this Registration Statement on Form S-8 to register an additional 1,500,000 Ordinary Shares for issuance under the Commtouch Software Ltd. Amended and Restated Israeli Share Option Plan, the Commtouch Software Ltd. 2006 U.S. Stock Option Plan and the Amended and Restated Commtouch Software Ltd. 1999 Nonemployee Directors Stock Option Plan.

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (Registration No. 333-94995 (filed January 20, 2000), Registration No. 333-65532 (filed July 20, 2001), Registration No. 333-141177 (filed March 9, 2007), Registration No. 333-151929 (filed June 25, 2008), Registration No. 333-162104 (filed September 24, 2009) and Registration No. 333-174748 (filed June 7, 2011)) are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)     Our Annual Report on Form 20-F for the fiscal year ended December 31, 2011; and

(b)     The description of our ordinary shares contained in the registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as filed with the Commission on June 25, 1999, and any subsequent amendment or report filed for the purpose of updating this description.

In addition, all subsequent annual reports filed on Form 20-F prior to the termination of this offering are incorporated by reference into this registration statement. Also, we may incorporate by reference our future reports on Form 6-K by stating in those Forms that they are being incorporated by reference into this registration statement.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this registration statement and to be part hereof from the respective dates of filing of such documents. Any statement contained in this registration statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

1

Item 8.   Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Articles of Association of the Registrant, incorporated by reference to Exhibit 1.2 to Annual Report on Form 20-F for the year ended December 31, 2011.
5.1	Opinion of Naschitz, Brandes & Co.
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.
23.2	Consent of Naschitz, Brandes & Co. (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to this registration statement).
99.1	Amended and Restated Commtouch Software Ltd. 1999 Nonemployee Directors Stock Option Plan, incorporated by reference to Exhibit 99.1 to Registration Statement on Form S–8 No. 333–141177.
99.2	Extension of Amended and Restated Commtouch Software Ltd. 1999 Non-Employee Directors Stock Option Plan, incorporated by reference to Exhibit 4.6 to Annual Report on Form 20-F for the year ended December 31, 2008.
99.3	Commtouch Software Ltd. Amended and Restated Israeli Share Option Plan, incorporated by reference to Exhibit 99.3 to Registration Statement on Form S–8 No. 333–141177.
99.4	Commtouch Software Ltd. 2006 U.S. Stock Option Plan, incorporated by reference to Exhibit 99.4 to Registration Statement on Form S–8 No. 333–141177.

2

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Netanya, State of Israel, on the 29th day of March 2012.

COMMTOUCH SOFTWARE LTD.

By:	/s/ Ron Ela
Ron Ela
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated. The undersigned officers and directors of the registrant hereby severally constitute and appoint Shlomi Yanai and Ron Ela, and each of them, our true and lawful attorney-in-fact to sign for us and in our names in the capacities indicated below any and all amendments or supplements, whether pre-effective or post-effective, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

Name	Title	Date

/s/ Shlomi Yanai	Chief Executive Officer (Principal Executive Officer)	February 12, 2012
Shlomi Yanai

/s/Ron Ela	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 12, 2012
Ron Ela

/s/Lior Samuelson	Director, Chairman of the Board of Directors	February 12, 2012
Lior Samuelson

/s/Yair Bar-Touv	Director	February 12, 2012
Yair Bar-Touv

/s/Hila Karah	Director	February 12, 2012
Hila Karah

/s/Aviv Raiz	Director	February 12, 2012
Aviv Raiz

/s/Yair Shamir	Director	February 12, 2012
Yair Shamir

/s/Lloyd E. Shefsky	Director	February 12, 2012
Lloyd E. Shefsky

/s/Todd Thomson	Director	February 12, 2012
Todd Thomson

/s/James Hamilton James Hamilton	Director	February 16, 2012

Commtouch Inc.

By:	/s/Ron Ela	Authorized Representative in the United States	February 12, 2012
Name: Ron Ela Title: Chief Financial Officer

3

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Amended and Restated Articles of Association of the Registrant, incorporated by reference to Exhibit 1.2 to Annual Report on Form 20-F for the year ended December 31, 2011.
5.1	Opinion of Naschitz, Brandes & Co.
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.
23.2	Consent of Naschitz, Brandes & Co. (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to this registration statement).
99.1	Amended and Restated Commtouch Software Ltd. 1999 Nonemployee Directors Stock Option Plan, incorporated by reference to Exhibit 99.1 to Registration Statement on Form S–8 No. 333–141177.
99.2	Extension of Amended and Restated Commtouch Software Ltd. 1999 Non-Employee Directors Stock Option Plan, incorporated by reference to Exhibit 4.6 to Annual Report on Form 20-F for the year ended December 31, 2008.
99.3	Commtouch Software Ltd. Amended and Restated Israeli Share Option Plan, incorporated by reference to Exhibit 99.3 to Registration Statement on Form S–8 No. 333–141177.
99.4	Commtouch Software Ltd. 2006 U.S. Stock Option Plan, incorporated by reference to Exhibit 99.4 to Registration Statement on Form S–8 No. 333–141177.